UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2022

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On November 30, 2022, the Board of Directors of SolarEdge Technologies, Inc. (the “Company”) approved and adopted amended and restated bylaws of the Company to reflect the amendments summarized below (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date.

Among other things, the amendments effected by the Amended and Restated Bylaws implement certain procedural requirements related to director nominations and other proposals of business by stockholders in light of the recently adopted Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) and reflect certain other related changes in light of the Universal Proxy Rules, including: (i) adding a new Section 2.9, which requires certain additional background information regarding director nominees and proposing stockholders, including certain representations and all fully completed and signed questionnaires prepared by the Company, which questionnaires will be provided upon request; (ii) requiring additional background information, disclosures regarding, and representations from, proposing stockholders, beneficial owners and certain other control persons (Section 2.10); (ii) requiring any stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and the Amended and Restated Bylaws and to provide evidence that the stockholder has complied with such requirements (Section 2.10); (iii) clarifying that any stockholder submitting a nomination or other proposal must comply with applicable requirements under the Securities Exchange Act of 1934, and clarifying the Company’s ability to disregard such nomination or proposal in the event such stockholder does not so comply (Section 2.10); (iv) limiting the number of director candidates a stockholder may nominate to the number of directors to be elected at the applicable annual or special meeting (Section 2.10); and (v) requiring that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Company’s Board of Directors (Section 2.10).

The amendments effected by the Amended and Restated Bylaws also update various provisions to reflect amendments and other matters related to the Delaware General Corporation Law (the “DGCL”), including: (i) clarifying the conditions under which notice need not be given of any adjourned meeting (Section 2.3); and (ii) eliminating the requirement that the list of stockholders be open to examination at meetings of stockholders (Section 2.5).  In addition, the forum selection provision was eliminated from the Amended and Restated Bylaws as the provision appears in the Certificate of Incorporation and certain other provisions have been amended to refer to the Certificate of Incorporation instead of duplicating language that is already included in the Certificate of Incorporation. Finally, the Amended and Restated Bylaws also incorporate certain other ministerial, clarifying and conforming changes.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of SolarEdge Technologies, Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: December 1, 2022	By: /s/ Rachel Prishkolnik
Name: Rachel Prishkolnik Title: General Counsel and Corporate Secretary